SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No:
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WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC.

(NYSE: GFY)

620 Eighth Avenue, 47th Floor, New York, New York 10018

October 1, 2020

Dear Stockholder:

The Special Meeting of Stockholders (the “Meeting”) of Western Asset Variable Rate Strategic Fund Inc. (the “Fund”) will be held solely by means of remote communication in a virtual-only format on November 13, 2020 at 10:00 a.m., New York time, for the purposes of considering and voting upon the following:

1.	The liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund (“Proposal 1”); and

2.	Any other business that may properly come before the Meeting.

The Board recommends that you vote “FOR” Proposal 1.

Due to recommendations from public officials and public health and travel concerns arising from the coronavirus known as COVID-19, the Fund will conduct the meeting as a virtual-only meeting. The Meeting will be held at the following Meeting website: http://www.meetingcenter.io/260781141. To participate in the Meeting, shareholders of each Fund must enter the following password: WASM2020. Shareholders must also enter the control number found on their proxy card. Shareholders may vote during the Meeting by following the instructions available on the Meeting website during the Meeting. If it is determined that the Meeting will be held at a different time or in a different location or format (i.e., an in-person or hybrid meeting), an announcement of any such updates will be provided by means of a press release, which will be posted on our website (www.lmcef.com). We encourage you to check the website prior to the Meeting if you plan to attend the Meeting. An announcement of any change will also be filed with the Securities and Exchange Commission via its EDGAR system. You do not need to attend the Meeting if you submit your votes on the proposals by proxy promptly.

The Board of Directors has fixed the close of business on September 18, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

Stockholders are being asked to consider a proposal to liquidate and dissolve the Fund pursuant to the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Fund (the “Board” or the “Board of Directors”) (“Liquidation”). The attached Proxy Statement asks for your approval of the proposed Liquidation. After careful consideration, the Board recommends that you vote “FOR” the proposed Liquidation (Proposal 1).

The Fund may deviate from its investment objective and strategies to ensure an orderly liquidation and dissolution, and may invest the proceeds from sales of its portfolio securities in investment grade short-term debt securities denominated in U.S. dollars, cash or cash equivalent securities as soon as is reasonable and practicable depending on market conditions and consistent with the terms of the Plan.

As a result of the Liquidation, the Fund’s assets are expected to be distributed in one or more cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) any liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

The Board believes that the Liquidation is in the best interests of the Fund and its stockholders due to the failure of stockholders to approve new management and subadvisory agreements (the “New Agreements”) and the significant ownership of Fund shares by activist investors seeking a short-term liquidity event in connection with the pending automatic termination of the interim management and subadvisory agreements for the Fund in accordance with Rule 15a-4 under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Interim Agreements”).

Your vote is very important to us regardless of the number of shares you own. Whether or not you plan to attend the Meeting in person, please read the Proxy Statement and cast your vote promptly. To vote, simply date, sign and return the proxy card in the enclosed postage-paid envelope or follow the instructions on the proxy card for voting by touch-tone telephone or on the Internet.

If you have any questions about the proposal to be voted on, please call Computershare Fund Services at 866-859-8682. It is important that your vote be received no later than the time of the Meeting.

Sincerely,

Jane E. Trust
President and Chief Executive Officer of the Fund

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WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC.

IMPORTANT NEWS FOR STOCKHOLDERS

The enclosed Proxy Statement describes a proposal to liquidate and dissolve the Fund pursuant to the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors (“Liquidation”).

While we encourage you to read the full text of the enclosed Proxy Statement, here is a brief overview of the proposed Liquidation. Please refer to the more complete information contained elsewhere in the Proxy Statement about the Liquidation.

COMMON QUESTIONS ABOUT THE PROPOSED LIQUIDATION

Q.	Why am I receiving the Proxy Statement?

A.	You are being asked to vote in favor of a proposal to liquidate and dissolve the Fund pursuant to the Plan adopted by the Board of Directors of the Fund (“Proposal 1”).

Q.	How do the Directors suggest that I vote on Proposal 1?

A.	After careful consideration, the Board of Directors unanimously recommends that you vote “FOR” Proposal 1.

Q.	How will the Liquidation affect me?

A.

The Fund may deviate from its investment objective and strategies to ensure an orderly liquidation and dissolution, and may invest the proceeds from sales of its portfolio securities in investment grade short-term debt securities denominated in U.S. dollars, cash or cash equivalent securities as soon as is reasonable and practicable depending on market conditions and consistent with the terms of the Plan. If the Liquidation is approved, the Fund will wind up its business, convert any remaining portfolio securities to cash or cash equivalent securities and make one or more liquidating distributions to stockholders.

As a result of the Liquidation, the Fund’s assets are expected to be distributed in one or more cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) any liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

Q.	Why is the Liquidation being recommended?

A.

At a special meeting of stockholders of the Fund held on July 6, 2020, the Fund did not receive the requisite vote required by the 1940 Act, to approve the New Agreements. These New Agreements were proposed in connection with the combination of Legg Mason, Inc. (“Legg Mason”), the parent company of the Fund’s investment manager and subadvisers, and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton (the “Transaction”), and would have taken effect upon the consummation of the Transaction if they were approved. The closing of the Transaction on July 31, 2020 resulted in the automatic termination of the Fund’s prior management and subadvisory agreements. In order to avoid disruption to the management of the Fund, the Board approved the Interim Agreements that became effective upon consummation of the Transaction and will automatically terminate following the conclusion of their term on December 28, 2020.

At board meetings held on July 8, 2020 and August 12-13, 2020, the Board of Directors discussed potential options for the Fund in light of the pending termination of the Interim Agreements, including the Liquidation. The Board believes that the Liquidation is in the best interests of the Fund and its stockholders due to the failure of stockholders to approve the New Agreements and the significant ownership of Fund shares by activist investors seeking a short-term liquidity event in connection with the pending automatic termination of the Interim Agreements. The Board of Directors, including all of the Directors who are not “interested persons” of the Fund under the 1940 Act (the “Independent Directors”), has unanimously approved the Liquidation.

Q.	Who is eligible to vote?

A.

Stockholders of record of the Fund as of the close of business on the record date, September 18, 2020, are entitled to be present and to cast one vote for each share and a fractional vote for each fractional share they hold, on the proposals presented at the Meeting or any adjournment or postponement thereof.

Q.	How can a quorum be established?

A.

The presence in person or by proxy of stockholders of the Fund as of the record date entitled to cast at least a majority of the votes entitled to be cast constitutes a quorum at the Meeting. Proxies returned for shares that represent broker non-votes, and shares whose proxies reflect an abstention on Proposal 1, are counted as shares present for purposes of determining the presence of a quorum. However, since such shares are not voted in favor of Proposal 1, they have the effect of counting as a vote “AGAINST” Proposal 1. In the event that the necessary quorum to transact business or the vote required to approve the Plan is not obtained at the Meeting, the chairman of the Meeting may adjourn the Meeting with respect to the proposal, or the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal.

Q.	What vote is required to approve the Liquidation?

A.

The Plan will become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of a majority of the votes entitled to be cast at a meeting of stockholders of the Fund called for the purpose of voting upon the Plan and (b) the satisfactory resolution in the sole discretion of the Board of any and all possible claims pending against the Fund and/or its Board (the “Effective Date”). Prior to the Effective Date, the Fund may commence the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars. After the Effective Date, the Fund (i) will cease to invest its assets in accordance with its investment objectives and will, as soon as reasonable and practicable after the Effective Date, complete the sale of any remaining portfolio securities it holds in order to convert its assets to cash or cash equivalents, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland.

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Q.	When and where is the meeting scheduled to be held?

A.

As we are concerned about your health and safety during the current coronavirus (COVID-19) pandemic, we intend to hold the Fund’s meeting solely by means of remote communication in a virtual-only format on November 13, 2020 at 10:00 a.m., New York time. We intend to monitor the recommendations of public health officials and governmental restrictions as the situation continues to evolve. If it is determined that the Meeting will be held at a different time or in a different location or format (i.e., an in-person or hybrid meeting), an announcement of any such updates will be provided by means of a press release, which will be posted on our website (www.lmcef.com). We encourage you to check the website prior to the Meeting if you plan to attend the Meeting. An announcement of any change will also be filed with the Securities and Exchange Commission via its EDGAR system.

Q.	What will happen if the Liquidation is not approved at the Meeting?

A.

If stockholders do not approve the Liquidation, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies while the Board considers what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration. Absent relief from the SEC or its staff, the Fund’s investment manager and subadvisers will not be permitted to manage the Fund after December 28, 2020, even if stockholders do not approve the Plan.

Q.	Will I have to pay any taxes as a result of the Liquidation?

A.

The Liquidation will generally be a taxable event to stockholders that are subject to U.S. federal income tax. Any such stockholder that receives liquidating distributions will generally realize capital gain or loss in an amount equal to the difference between the total amount of liquidating distributions received and the stockholder’s adjusted basis in its stock. Stockholders are urged to consult their own tax advisers with regard to the specific tax consequences to them of the Liquidation. For a brief discussion of certain U.S. federal income tax considerations resulting from the Liquidation. See “Proposal 1—Information About the Proposed Liquidation—Material U.S. Federal Income Tax Considerations.”

Q.	Who will pay for the Liquidation?

A.

The costs of preparing, printing, assembling and mailing material in connection with this solicitation of proxies are estimated to be approximately $61,196, and will be borne exclusively by Legg Mason Partners Fund Advisor, LLC and its affiliates. More information on the costs associated with the Liquidation is contained in the Proxy Statement under the heading “Proposal No. 1—Liquidation and Dissolution of the Fund.”

Q.	How will the Liquidation work?

A.

If the Liquidation is approved by stockholders, management, under the oversight of the Board and the officers of the Fund, will proceed to wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund anticipates that the Liquidation will occur on or around November 20, 2020. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation.

Q.	Will my vote make a difference?

A.

Your vote is very important and can make a difference no matter how many shares you own. Your vote can help ensure that the proposals recommended by the Board of Directors can be implemented. We encourage all stockholders to participate in the governance of the Fund.

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Q.	Whom do I call if I have questions?

A.	If you need more information, or have any questions about voting, please call Computershare Fund Services, the Fund’s proxy solicitor, at 866-859-8682.

Q.	How do I vote my shares?

A.

You can provide voting instructions by telephone by calling the toll-free number on the enclosed proxy card or electronically by going to the Internet address provided on the proxy card and following the instructions, using your proxy card as a guide. Alternatively, you can vote your shares by signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid envelope.

You may also attend the Meeting and vote in person. However, even if you intend to attend the Meeting, we encourage you to provide voting instructions by one of the methods described above.

It is important that you vote promptly.

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WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC.

(NYSE: GFY)

620 Eighth Avenue, 47th Floor, New York, New York 10018

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

October 1, 2020

To the Stockholders:

The Special Meeting of Stockholders (the “Meeting”) of Western Asset Variable Rate Strategic Fund Inc. (the “Fund”) will be held solely by means of remote communication in a virtual-only format on November 13, 2020 at 10:00 a.m., New York time, for the purposes of considering and voting upon the following:

1.	The liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund (“Proposal 1”); and

2.	Any other business that may properly come before the Meeting.

The Board recommends that you vote “FOR” Proposal 1.

PLEASE NOTE: If it is determined that the Meeting will be held at a different time or in a different location or format (i.e., an in-person or hybrid meeting), an announcement of any such updates will be provided by means of a press release, which will be posted on our website (www.lmcef.com). We encourage you to check the website prior to the Meeting if you plan to attend the Meeting. An announcement of any change will also be filed with the Securities and Exchange Commission via its EDGAR system. You do not need to attend the Meeting if you submit your votes on the proposals by proxy promptly.

The Board of Directors has fixed the close of business on September 18, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

George P. Hoyt
Secretary and Chief Legal Officer

[THIS PAGE INTENTIONALLY LEFT BLANK]

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp	ABC Corp. (by John Doe, Treasurer)
(2) ABC Corp	John Doe, Treasurer
(3) ABC Corp., c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee, u/t/d 12/28/78	Jane B. Doe
Custodial or Estate Accounts
John B. Smith, Cust., f/b/o John B. Smith, Jr. UGMA	John B. Smith
John B. Smith	John B. Smith, Jr., Executor

Instructions for Telephone/Internet Voting

Various brokerage firms may offer the convenience of providing you with voting instructions via telephone or the Internet for shares held through such firms. Instructions for Internet and telephonic voting are included with the proxy card or voting instruction form.

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WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC.

(NYSE: GFY)

620 Eighth Avenue, 47th Floor, New York, New York 10018

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Western Asset Variable Rate Strategic Fund Inc. (the “Fund”) of proxies to be voted at the Special Meeting of Stockholders of the Fund to be held solely by means of remote communication in a virtual-only format on November 13, 2020 at 10:00 a.m., New York time, and at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”).

At the Meeting, stockholders of the Fund will be asked to consider and act upon the following:

1.	The liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors (“Proposal 1”) (“Liquidation”); and

2.	Any other business that may properly come before the Meeting.

This Proxy Statement and the accompanying materials are being made available to stockholders on or about October 1, 2020.

The Fund may deviate from its investment objective and strategies to ensure an orderly liquidation and dissolution, and may invest the proceeds from sales of its portfolio securities in investment grade short-term debt securities denominated in U.S. dollars, cash or cash equivalent securities as soon as is reasonable and practicable depending on market conditions and consistent with the terms of the Plan.

As a result of the Liquidation, the Fund’s assets are expected to be distributed in one or more cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) any liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

The Board believes that the Liquidation is in the best interests of the Fund and its stockholders due to the failure of stockholders to approve new management and subadvisory agreements and the significant ownership of Fund shares by activist investors seeking a short-term liquidity event in connection with the pending automatic termination of the interim management and subadvisory agreements for the Fund in accordance with Rule 15a-4 under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Liquidation will be effected pursuant to the Plan, a form of which is attached to this Proxy Statement as Exhibit A. The material terms and conditions of the Plan are summarized in this Proxy Statement. See “Proposal 1—Information About the Proposed Liquidation—Plan of Liquidation and Dissolution.”

The Fund is organized as a Maryland corporation and is a registered investment company.

Legg Mason Partners Fund Advisor, LLC (“LMPFA”), whose principal business address is 620 Eighth Avenue, New York, NY 10018, is the Fund’s manager and administrator. Pursuant to respective sub-advisory agreements with LMPFA, Western Asset Management Company (“Western Asset”, together with LMPFA, “Management”), Western Asset Management Company Limited (“Western Asset Limited”) and Western Asset

Management Company Pte. Ltd. (“Western Singapore”) are the Fund’s subadvisers. LMPFA, Western Asset, Western Asset Limited and Western Singapore are all wholly-owned subsidiaries of Franklin Resources, Inc. (“Franklin Resources”).

Even if you plan to attend the Meeting, please sign, date and return a proxy card, or provide voting instructions by telephone or over the Internet. If you vote by telephone or over the Internet, you will be asked to enter a unique code that has been assigned to you, which is printed on your proxy card. This code is designed to confirm your identity, provide access into the voting sites and confirm that your instructions are properly recorded.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person. In accordance with the Fund’s bylaws, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of the Fund’s common stock entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present but which have not been voted. If the necessary quorum to transact business or the vote required to approve the Liquidation is not obtained at the Meeting, or, if in the discretion of the chairman of the Meeting, it is advisable to defer action on the Liquidation proposal, the chairman of the Meeting may adjourn the meeting with respect to the proposal, or the persons named as proxies may propose one or more adjournments of the Meeting, or the Fund may postpone the Meeting, to permit further solicitation of proxies. In the event of any conflict between a description of the Fund’s bylaws in the proxy statement and the Fund’s bylaws, the Fund’s bylaws will control.

The Board has fixed the close of business on September 18, 2020 as the record date (the “Record Date”) for the determination of stockholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Stockholders of the Fund on that date will be entitled to one vote on each matter for each share held, and a fractional vote with respect to fractional shares, with no cumulative voting rights.

Stockholders are not entitled to any appraisal rights as the result of any proposal. At the Record Date, the Fund had outstanding 4,668,407 shares of Common Stock, par value $0.001 per share, the only authorized class of stock.

Annual reports are sent to stockholders of record of the Fund following the Fund’s fiscal year end. The Fund will furnish, without charge, a copy of its annual report and most recent semi-annual report succeeding the annual report, if any, to a stockholder upon request. Such requests should be directed to the Fund at 620 Eighth Avenue, 47th Floor, New York, New York 10041 or by calling toll free at 888-777-0102. Copies of annual and semi-annual reports of the Fund are also available on the Fund’s website at www.lmcef.com or on the EDGAR Database on the Securities and Exchange Commission’s (“SEC”) Internet site at www.sec.gov.

Please note that only one annual or semi-annual report or Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary.

To request a separate copy of an annual or semi-annual report or the Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, stockholders should contact the Fund at the address and phone number set forth above.

Vote Required and Manner of Voting Proxies

A quorum of stockholders is required to take action at the Meeting. The presence in person or by proxy of stockholders of the Fund as of the record date entitled to cast at least a majority of the votes entitled to be cast will constitute a quorum of stockholders at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting. The inspector of election, who is an employee of the proxy solicitor engaged by the Fund, will determine whether or not a quorum is present at the Meeting. The inspector of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

Broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the Proposal before the Meeting. A signed proxy card or other authorization by a beneficial owner of Fund shares that does not specify how the beneficial owner’s shares should be voted on a proposal will not be counted as votes cast and will have the same effect as a vote “AGAINST” Proposal 1, although such shares will be considered present for the purpose of determining the presence of a quorum.

If you hold shares of the Fund through a service agent that has entered into a service agreement with the Fund, the service agent may be the record holder of your shares. At the Meeting, a service agent will vote shares for which it receives instructions from its customers in accordance with those instructions. A signed proxy card or other authorization by a stockholder that does not specify how the stockholder’s shares should be voted on a proposal may be deemed to authorize a service agent to vote such shares “FOR” Proposal 1. Depending on its policies, applicable law or contractual or other restrictions, a service agent may be permitted to vote shares with respect to which it has not received specific voting instructions from its customers. In those cases, the service agent may, but may not be required to, vote such shares in the same proportion as those shares for which the service agent has received voting instructions. This practice is commonly referred to as “echo voting.”

If you beneficially own shares that are held in “street name” through a broker-dealer or that are held of record by a service agent and if you do not give specific voting instructions for your shares, they may not be voted at all or, as described above, they may be voted in a manner that you may not intend. Therefore, you are strongly encouraged to give your broker-dealer or service agent specific instructions as to how you want your shares to be voted.

If you hold shares directly (not through a broker-dealer, bank or other financial intermediary) and if you return a signed proxy card that does not specify how you wish to vote on a proposal, your shares will be voted “FOR” Proposal 1.

Required Vote

•	The Liquidation requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the outstanding shares of capital stock of the Fund.

If the necessary quorum to transact business or the vote required to approve the Liquidation is not obtained at the Meeting, or, if in the discretion of the chairman of the Meeting, it is advisable to defer action on the Liquidation proposal, the chairman of the Meeting may adjourn the meeting with respect to the proposal, or the persons named as proxies may propose one or more adjournments of the Meeting, or the Fund may postpone the Meeting, to permit further solicitation of proxies. The Meeting may be adjourned from time to time without further notice other than announcement at the Meeting at which the adjournment is taken. If the Meeting is postponed or adjourned for more than 120 days after the original record date for the Meeting, the Board will fix a new record date for such Meeting. Any proxy received by the Fund from a stockholder who was a stockholder of record on both the record date originally set for the Meeting and the new record date for such Meeting will remain in full force and effect unless explicitly revoked by the applicable stockholder. The persons named as proxies will vote in their discretion on any other business as may properly come before the Meeting or any adjournments or postponements thereof. Under Maryland law and pursuant to the Fund’s Bylaws (as defined below), the only matters that may be acted on at a special meeting of stockholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to the Liquidation, no other business may properly come before the Meeting. If any such procedural matter requiring a vote of stockholders should arise, the persons named as proxies will vote on such procedural matter in accordance with their discretion. If it is determined that the Meeting will be held at a different time or in a different location or format (i.e., an in-person or hybrid meeting), an announcement of any such updates will be provided by means of a press release, which will be posted on our website (www.lmcef.com). We encourage you to check the website prior to the Meeting if you plan to attend the Meeting. An announcement of any change will also be filed with the SEC via its EDGAR system. You do not need to attend the Meeting if you submit your votes on the proposals by proxy promptly.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on November 13, 2020

The proxy statement and related materials are available at https://www.proxy-direct.com/LMF-31627.

Proposal No. 1:

LIQUIDATION AND DISSOLUTION OF THE FUND

This summary is qualified in its entirety by reference to the additional information contained elsewhere in this Proxy Statement and the Plan of Liquidation and Dissolution (the “Plan”), a form of which is attached to this Proxy Statement as Exhibit A.

At board meetings held on July 8, 2020 and August 12-13, 2020, the Board unanimously approved a proposal to liquidate and dissolve the Fund pursuant to a Plan, a copy of which is attached as Exhibit A. As permitted under the Maryland General Corporation Law (the “MGCL”) and in accordance with the provisions of the Fund’s charter (the “Charter”), the liquidation and dissolution of the Fund pursuant to the Plan requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the outstanding shares of capital stock of the Fund.

At your upcoming Meeting, you will be asked to approve the liquidation and dissolution of the Fund pursuant to the Plan, which is described in more detail in this Proxy Statement. The Board unanimously recommends that you vote “FOR” this Proposal 1 for the reasons discussed below.

If the Fund’s stockholders approve the liquidation and dissolution of the Fund pursuant to the Plan, the Fund’s management, under the oversight of the Board, will wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund will then set aside, in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities and obligations of the Fund and make liquidating distributions of the remaining cash to stockholders. The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by the ordinary expenses and liabilities of the Fund, as described in more detail below under “Distribution Amounts.” The Fund anticipates that the Liquidation will occur on or about November 20, 2020. The Fund expects its last trading day on the New York Stock Exchange (“NYSE”) to be on or about November 20, 2020; therefore, the Fund anticipates it will cease trading prior to the opening of the regular trading session of the NYSE on or about November 23, 2020. The Fund anticipates that it will begin making distributions to stockholders on or about November 30, 2020. As soon as practicable thereafter, the Fund will file both its Articles of Dissolution with the Maryland State Department of Assessments and Taxation and an Application for Deregistration on Form N-8F with the SEC.

If stockholders do not approve the liquidation and dissolution of the Fund pursuant to the Plan, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies while the Board considers what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration. Absent relief from the SEC or its staff, the Fund’s investment manager and subadvisers will not be permitted to manage the Fund after December 28, 2020, even if stockholders do not approve the Plan.

Background

The Fund commenced operations on October 25, 2004, and is organized as a Maryland corporation. The Fund’s investment objective is to maintain a high level of current income. The Fund’s shares of common stock are traded on the NYSE under the ticker symbol “GFY.” As of July 28, 2020, the Fund had net assets of $77,030,178.

Board Considerations in Approving the Proposed Plan of Liquidation and Dissolution

The Board has considered, and discussed with management of the Fund, a variety of measures designed to address the termination of the Fund’s investment advisory agreement as a result of the change of control of Legg Mason, Inc. (“Legg Mason”), and recent stockholder activism. These measures included, in addition to liquidation, merging the Fund with another suitable fund managed by LMPFA, or its affiliates, converting the Fund to an open-end fund and commencing a tender offer or repurchasing Fund shares. However, the Board concluded that it would not be advisable to implement any of these alternative measures for the reasons summarized in this section “Board Considerations in Approving the Proposed Plan of Liquidation and Dissolution.”

The Board believes that the Fund’s historical performance and distribution history have delivered significant value to stockholders since the Fund’s inception. However, having considered: the outcome of the recent meeting of stockholders of the Fund and the change of control of Legg Mason, and termination of the Fund’s management agreement and subadvisory agreements without a new management agreement or subadvisory agreement being approved by stockholders, the significant ownership of the Fund by activist stockholders and their recent activity, the pending automatic termination of the Fund’s interim management agreement and subadvisory agreements following December 28, 2020, and the opportunity for stockholders to realize full net asset value (“NAV”) for their shares of common stock through the Liquidation, LMPFA recommended, and the Board determined that, on balance, liquidation and dissolution would be in the best interests of the Fund and its stockholders. In light of this conclusion, and after careful deliberation, the Board approved and recommended that Fund stockholders approve, the Liquidation.

In determining that the Liquidation is in the best interests of the Fund and its stockholders, and in approving, and recommending that stockholders approve, the Liquidation pursuant to the Plan, the Board considered, among other factors:

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Termination of the Management Agreement. LMPFA discussed with the Board opposition by certain activist stockholders to the approval of proposed new management and subadvisory agreements before and at a recent stockholder meeting. Consequently, due to the change of control of Legg Mason, LMPFA and the subadvisers only have until December 28, 2020 to provide investment management services to the Fund under their interim Rule 15a-4 management and subadvisory agreements. LMPFA believes, in consultation with the Fund’s proxy solicitor, that the ownership of the Fund by activist stockholders would make obtaining such a vote to approve the new management and subadvisory agreements unlikely.

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Realization of Net Asset Value. LMPFA discussed with the Board that, if approved by the Fund’s stockholders, the Liquidation will allow stockholders to realize NAV for their shares of common stock, and avoid the discount to NAV that stockholders would currently realize if they sold their shares in the market.

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Orderly Liquidation Process. If the Liquidation is approved at the Meeting, management of the Fund will, under the oversight of the Directors and the Fund’s officers, take steps to sell the Fund’s remaining portfolio securities, discharge (or arrange for the payment of) the Fund’s liabilities, and distribute to stockholders their Liquidating Distributions (as defined below) from the Fund’s remaining assets, as described below under “Summary of the Plan.” The Board believes that such an orderly liquidation of the Fund’s portfolio holdings will provide greater value to stockholders than alternative measures to address the termination of the Fund’s management and subadvisory agreements, such as open-ending the Fund or conducting a tender offer.

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Tax Consequences. The Board considered LMPFA’s representation that, if the Liquidation is approved, the Fund would intend to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, for its final fiscal period preceding the Liquidation. As a result, the Fund may need to distribute any undistributed net investment income and/or any undistributed net realized gains to stockholders in connection with the Liquidation. As of June 30, 2020, the Fund had net unrealized losses of approximately $3.2 million and a capital loss carryforward of approximately $7.6 million. At the stockholder level, the tax consequences of the Liquidation will depend upon the difference between the proceeds a stockholder receives in the Liquidation and the stockholder’s adjusted tax basis in the Fund’s shares for U.S. Federal income tax purposes. In evaluating the Fund’s options, the Board considered that stockholders would have the opportunity to consider those tax consequences in voting to approve or not approve a liquidation proposal.

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Activist Stockholder Base. As noted above, recent public filings indicate that a significant portion of the Fund’s shares of common stock are held by certain stockholders that may have an agenda that is different from LMPFA’s long-term approach to managing the Fund’s portfolio and maximizing value for all stockholders in accordance with the Fund’s investment objective, and that this portion may increase. In addition, there are a number of other stockholders that are activists or institutions that tend to support activists. The Board believes that the Liquidation would avoid legal and other costs that could result from any continued activist stockholder activities.

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Terms and Conditions of the Plan. The Board considered the terms and conditions of the Plan, including that the Plan contemplates that the costs of the Liquidation (which consist largely of legal, printing and proxy solicitation expenses), estimated to be approximately $108,196, will not be paid by the Fund.

Based upon Management’s analyses and discussions at the special meetings, the Board concluded that, depending on market conditions, an orderly liquidation and dissolution of the Fund would be in the interests of stockholders, approved the proposed Plan, and directed the proposed Plan be submitted for consideration by the Fund’s stockholders. A copy of the Plan is attached hereto as Exhibit A.

If the Liquidation is approved by stockholders, Management, under the oversight of the Board and the officers of the Fund, will proceed to wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation. See “Additional Considerations” below. If the liquidation and dissolution of the Fund pursuant to the Plan is not approved by stockholders, the Directors will consider whether another course of action would benefit the Fund and its stockholders.

Summary of Plan of Liquidation and Dissolution

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

Effective Date of the Plan and Cessation of the Fund’s Activities as an Investment Company. The Plan will become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of a majority of the votes entitled to be cast by the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan and (b) the satisfactory resolution in the sole discretion of the Board of any and all possible claims pending against the Fund and/or its Board (the “Effective Date”). After announcement by the Fund of the stockholder meeting date called for purposes of voting on the Plan, and prior to the Effective Date, the Fund may commence the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, cease to invest its assets in accordance with its investment objectives and will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, provided, however, that after stockholder approval of the Plan, the Fund will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, and will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland. The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), through the last day of its final taxable year ending on liquidation.

Closing of Books and Restriction on Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date, or on such later date as may be determined by the Board (the “Determination Date”). On the Determination Date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders’ respective interests in the Fund’s assets will not be transferable by the negotiation of share certificates and the Fund’s shares will cease to be traded on the NYSE.

Liquidation Distributions. The distribution of the Fund’s assets will be made in one or more cash payments in complete cancellation of all the outstanding shares of common stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) any liabilities as the Board reasonably deems to exist against the assets of the Fund on the Fund’s books.

However, there can be no assurance that the Fund will be able to declare and pay the First Distribution. If the First Distribution is declared and paid, the amount of the First Distribution currently is uncertain. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder’s proportionate interest in the net assets of the Fund as of the Determination Date. Each stockholder holding stock certificates of the Fund will receive a confirmation showing the number of shares represented by such stock certificates and the total number of outstanding shares of the Fund as of the Determination Date. This confirmation will include an advice that each stockholder will be paid such stockholder’s proportionate interest in the net assets of the Fund in cash upon return of the stock certificate. Stockholders holding stock certificates should consider arranging with the Fund’s transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is Computershare Inc. The transfer agent can be reached by telephone at 1-888-888-0151 or by e-mail at web.queries@computershare.com. All stockholders will receive information concerning the sources of the liquidating distribution.

Expenses of Liquidation and Dissolution. The Fund will not bear any of the expenses incurred by it in carrying out the Plan, such expenses including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by the Plan is affected.

Continued Operation of the Fund. The Plan provides that the Board has the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Charter, the Second Amended and Restated Bylaws of the Fund, as amended and supplemented (the “Bylaws”) and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Fund’s stockholders, such variation or amendment will be submitted to the Fund’s stockholders for approval. In addition, the Board may abandon the liquidation and dissolution of the Fund pursuant to the Plan prior to the time Articles of Dissolution are accepted for record by the State Department of Assessments and Taxation of Maryland if the Board determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders. However, it is the Board’s current intention to liquidate and dissolve the Fund as soon as practicable following the settlement of all possible claims pending against the Fund and/or the Board.

Distribution Amounts

The Fund’s net assets on July 28, 2020 were $77,030,178. At such date, the Fund had 4,668,407 shares outstanding. Accordingly, on July 28, 2020, the NAV per share of the Fund was $16.50. The NAV per share of the

Fund may change before the Plan becomes effective. The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by the ordinary expenses and liabilities of the Fund. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders. The Fund will not bear any of the expenses incurred by it in carrying out the Plan whether or not the liquidation contemplated by the Plan is affected. Such expenses shall be borne by LMPFA or its affiliates. The total amount estimated to be spent in connection with the solicitation of stockholders pursuant to this proxy statement, including the costs associated with the preparation, printing and mailing of the Proxy Statement, is approximately $61,196. The total amount estimated to be spent in connection with the liquidation and dissolution of the Fund, excluding such proxy solicitation expenses, is approximately $47,000. Such approximate amount includes estimated costs of any extension of the Directors’ and Officers’ liability insurance policy; any fees charged by state or federal agencies; transfer agent fees; legal fees and other miscellaneous costs. Actual liquidation expenses may vary.

Material U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax considerations resulting from the implementation of the Plan for U.S. stockholders who hold their stock as capital assets (generally, property held for investment). This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances. You are a U.S. stockholder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person subject to U.S. federal income tax on a net income basis in respect of your investment in stock in the Fund. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, as of the date hereof, all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax considerations relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, investors in pass-through entities, U.S. stockholders whose “functional currency” is not the United States dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that hold their stock in the Fund as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address the application of the U.S. federal alternative minimum tax or the Medicare contribution tax. Stockholders should consult their own tax advisers with regard to the U.S. federal tax consequences of the implementation of the Plan to them, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

If its stockholders approve the Plan, the Fund will sell its assets and distribute the proceeds and any income to stockholders. The Fund anticipates that it will retain its qualification for treatment as a regulated investment company under the Code during the liquidation period and that it will make all required distributions so that it will not be taxed on any gain realized from the sale of its assets. The tax consequences to stockholders from any such distributions will be the same as is normally the case. The Fund may, if eligible, treat all or a portion of the amounts required to be distributed as having been paid out as part of the liquidating distributions.

A stockholder who receives liquidating distributions will generally be treated as having received the distributions in exchange for the stockholder’s stock in the Fund. As such, a stockholder will generally realize capital gain or loss in an amount equal to the difference between the total amount of liquidating distributions received and the stockholder’s adjusted tax basis in the stock sold. Such gain or loss will be long-term or short-term, depending upon the stockholder’s holding period for the stock. Generally, a stockholder’s gain or loss will be a long-term gain or loss if the stock has been held for more than one year and a short-term gain or loss if the stock has been held for one year or less, except that any loss realized with respect to stock held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends that were received on the stock. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

The Fund may be required to withhold from liquidating distributions payable to U.S. stockholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Certain stockholders specified in the Code generally are exempt from such backup withholding. This withholding is not an additional tax. Any amounts withheld may be credited against the stockholder’s U.S. federal income tax liability, provided that the stockholder timely furnishes the Internal Revenue Service with the required information.

Impact of the Plan on the Fund’s Status Under the 1940 Act

On the Effective Date, the Fund will cease doing business as an investment company (including ceasing to invest assets in accordance with the Fund’s investment objectives) and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the SEC will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action.

Until the Fund’s deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Procedure For Dissolution Under Maryland Law

After the Effective Date, pursuant to the MGCL, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

Appraisal Rights

Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

Quorum and Required Vote

Under the MGCL and pursuant to the Charter and Bylaws, the affirmative vote of a majority of the votes entitled to be cast by stockholders of the Fund is required to approve the liquidation and dissolution of the Fund pursuant to the Plan. For purposes of the vote on Proposal 1, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the liquidation and dissolution of the Fund pursuant to the Plan. The presence in person or by proxy of stockholders of the Fund as of the record date entitled to cast at least a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Meeting. If the necessary quorum to transact business or the vote required to approve the Liquidation is not obtained at the Meeting, or, if in the discretion of the chairman of the Meeting, it is advisable to defer action on the Liquidation proposal, the chairman of the Meeting may adjourn the meeting with respect to the proposal, or the persons named as proxies may propose one or more adjournments of the Meeting, or the Fund may postpone the Meeting, to permit further solicitation of proxies. The Meeting may be adjourned from time to time without further notice other than announcement at the Meeting at which the adjournment is taken. If the Meeting is postponed or adjourned for more than 120 days after the original record date for the Meeting, the Board will fix a new record date for such Meeting. Any proxy received by the Fund from a stockholder who was a stockholder of record on both the record date originally set for the Meeting and the new record date for such Meeting will remain in full force and effect unless explicitly revoked by the applicable stockholder. Any proposal submitted to a vote at the Meeting may be voted on either in person or by authorized proxy.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election, on behalf of the Fund, will determine whether or not a quorum is present at the Meeting. The inspectors of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The Fund expects that broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on Proposal 1. The Fund understands that, under the rules of the NYSE, such broker-dealers may not, without instructions from such customers and clients, grant authority to the proxies designated by the Fund to vote on the proposal to liquidate the Fund if no instructions have been received prior to the date specified in the broker-dealer firm’s request for voting instructions. Therefore, if beneficial owners do not provide proxy instructions or do not return a proxy card that specifies how they wish to vote on Proposal 1, such action will have the same effect as a vote “AGAINST” Proposal 1.

In the event that a majority of the outstanding shares of common stock of the Fund are not voted in favor of the liquidation and dissolution of the Fund pursuant to the Plan, with the result that the liquidation and dissolution of the Fund as set forth in the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event the liquidation and dissolution of the Fund pursuant to the Plan is not approved, the Board presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the liquidation and dissolution of the Fund pursuant to the Plan or another plan of liquidation and dissolution to stockholders for future consideration. Absent relief from the SEC or its staff, the Fund’s investment manager and subadvisers will not be permitted to manage the Fund after December 28, 2020, even if stockholders do not approve the Plan.

Additional Considerations

In addition to the other information contained in this Proxy Statement, you should consider the following factors in determining whether or not to vote in favor of the liquidation and dissolution of the Fund pursuant to the Plan.

The Fund is not Able to Estimate Net Proceeds to be Received by Stockholders. The actual amounts to be distributed to stockholders of the Fund upon liquidation is subject to significant uncertainties and not possible to predict at this time. The amount available for distribution to stockholders will be based, in part, on the value of the Fund’s assets at the time of liquidation and then-current market conditions; the amount of the Fund’s actual costs, expenses and liabilities to be paid in the future; the potential market impact of liquidation of portfolio securities (including the liquidation of potentially large blocks of portfolio securities) under current and developing market conditions; general business and economic conditions; and the time required to liquidate the Fund’s assets, all of which cannot be predicted with any certainty at this time.

The Fund is Not Able to Predict at this Time the Length of Time it Would Take to Complete the Liquidation and Dissolution of the Fund. Notwithstanding the approval of a majority of the outstanding shares of common stock of the Fund, any claims pending against the Fund and/or the Board must be satisfactorily resolved prior to the liquidation of the Fund’s assets. While the Board is not currently aware of any such claim, it is possible that such a claim could arise and that costs would be incurred to resolve it. If any such claim should arise, the Fund will not liquidate until such claim is satisfactorily resolved in the sole discretion of the Board. The Fund is unable to predict when it will complete the sale of its assets or when it will distribute the liquidation proceeds to stockholders. In effecting the liquidation and dissolution of the Fund, Western Asset expects to invest the cash proceeds from the sale of portfolio securities in short-term taxable instruments. However, the Fund will not be managed during the liquidation period in a manner designed to produce investment returns analogous to that which it attempted to achieve during its investment operations. Further, the market value of the Fund’s portfolio securities may decline during the liquidation period resulting in a reduction in the amounts available for ultimate liquidation distribution, and the length of the liquidation period cannot be predicted at this time as described above.

The Liquidity and Market Price of Fund Common Shares Could Decrease. As the Fund sells its assets and distributes proceeds of the liquidation to stockholders, the Fund’s market capitalization and “float” may diminish. Market interest in the Fund’s shares may also diminish. This could reduce the market demand for and liquidity of shares of the Fund’s common stock, which may adversely affect the market price of the Fund’s shares. The Fund currently intends to maintain its listing on the NYSE until such time as the Common Shares are no longer eligible for listing and trading. This would further decrease the market demand for, liquidity and price of the Fund’s shares.

5% Beneficial Ownership

At September 18, 2020, to the knowledge of management, the registered stockholders who owned of record or owned beneficially more than 5% of the Fund’s capital stock outstanding is noted in the table below. As of the close of business on September 18, 2020, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 4,668,304 shares, equal to approximately 99.99% of the Fund’s outstanding shares.

Number of Shares	Percent	Name	Address
1,393,454	29.8%(1)	Relative Value Partners Group, LLC	1033 Skokie Blvd., Suite 470, Northbrook, IL 60062

1,261,003	27.01%(2)	Sit Investment Associates, Inc.	3300 IDS Center 80 South Eighth Street, Minneapolis, MN 55402

(1)	Based upon information obtained from Schedule 13G filed with the SEC on July 24, 2020.
(2)	Based upon information obtained from Schedule 13G/A filed with the SEC on February 7, 2020.

Submission of Stockholder Proposals

In the event that the Liquidation is not approved, all proposals by stockholders of the Fund that are intended to be presented at the 2021 Annual Meeting of Stockholders must be received by the Fund for inclusion in the Fund’s proxy statement and proxy relating to that meeting no later than October 13, 2020. Any stockholder who desires to bring a proposal at the 2021 Annual Meeting of Stockholders without including such proposal in the Fund’s proxy statement must deliver written notice thereof to the Secretary of the Fund (addressed to c/o Franklin Resources, 100 First Stamford Place, 6th Floor, Stamford, CT 06902) during the period from September 13, 2020 to October 13, 2020. However, if the Fund’s 2021 Annual Meeting of Stockholders is held earlier than February 18, 2021 or later than April 19, 2021, such written notice must be delivered to the Secretary of the Fund no earlier than 150 days before the date of the 2021 Annual Meeting of Stockholders and no later than the later of 120 days prior to the date of the 2021 Annual Meeting of Stockholders or 10 days following the public announcement of the date of the 2021 Annual Meeting of Stockholders. Stockholder proposals are subject to certain regulations under the federal securities laws.

Expenses of Proxy Solicitation

The Fund has retained Computershare Fund Services to aid in this solicitation of proxies. The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and the Joint Proxy Statement and all other costs in connection with the solicitation of proxies will not be borne by the Fund and will be borne by LMPFA or its affiliates and are expected to be approximately $61,196. Proxies may also be solicited in-person by officers of the Fund and by regular employees of LMPFA or its affiliates, or other representatives of the Fund or by telephone, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and will be reimbursed by the Fund for such out-of-pocket expenses.

Other Business

The Fund’s Board of Directors does not know of any other matter that may come before the Meeting. Under Maryland law and pursuant to the Fund’s Bylaws, the only matters that may be acted on at a special meeting of stockholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to the Liquidation proposal, no other business may properly come before the Meeting. If any such procedural matter requiring a vote of stockholders should arise, the persons named as proxies will vote on such procedural matter in accordance with their discretion.

By Order of the Board of Directors,

George P. Hoyt Secretary and Chief Legal Officer

October 1, 2020

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE AND SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Exhibit A – Form of Plan of Liquidation and Dissolution

WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC.

PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the “Plan”) of Western Asset Variable Rate Strategic Fund Inc. (the “Fund”), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Fund in accordance with the requirements of the Maryland General Corporation Law (the “MGCL”) and in conformity with the provisions of the Fund’s charter (the “Charter”).

WHEREAS, the Fund’s Board of Directors, at meetings of the Board of Directors held on July 4, 2020 and on August 12-13, 2020, declared that in its judgment it is advisable to liquidate and dissolve the Fund and has unanimously adopted this Plan as the method of liquidating and dissolving the Fund and has directed that the liquidation and dissolution of the Fund pursuant to this Plan be submitted to stockholders of the Fund for approval;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1.    Effective Date of Plan. The Plan shall be and become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of a majority of the votes entitled to be cast by the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors. The date of such adoption and approval of the Plan by stockholders and resolution of all pending claims is hereinafter called the “Effective Date.”

2.    Cessation of Business. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

3.    Restriction of Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board of Directors (the “Determination Date”). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates and the Fund’s shares will cease to be traded on the New York Stock Exchange (the “NYSE”).

4.    Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall notify the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders. Specifically, upon approval of the Plan, the Fund shall notify its known creditors and its employees consistent with the MGCL.

5.    Liquidation of Assets. After announcement by the Fund of the stockholder meeting date called for the purpose of voting on the Plan, and prior to the Effective Date, the Fund may commence the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

6.    Payments of Debts. As soon as practicable after the Effective Date, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the Second Distribution provided for in Section 7, below.

7.    Liquidating Distributions. The Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the Fund as described in Sections 331 and Section 562(b) of the Internal Revenue Code of 1986, as amended (the “Code”). In accordance with Section 331 of the Code, the Fund’s assets are expected to be distributed by one or more cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) any liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder’s proportionate interest in the net assets of the Fund as of the Determination Date. Each stockholder holding stock certificates of the Fund will receive a confirmation showing the number of shares represented by such stock certificates and the total number of outstanding shares of the Fund as of the Determination Date. This confirmation will include an advice that each stockholder will be paid such stockholder’s proportionate interest in the net assets of the Fund in cash upon return of the stock certificate. All stockholders will receive information concerning the sources of the liquidating distribution.

8.    Declaration of Dividends. As part of the Plan, with the intention to eliminate all liability of the Fund for corporate-level U.S. federal income and excise tax imposed pursuant to the Code, the Fund shall declare one or more dividends in such amount or amounts as the Board of Directors or its designee(s) may deem necessary or appropriate, taking into account all other Fund distributions occurring with respect to the applicable taxable year that qualify for the dividends-paid deduction under Section 561 of the Code, to distribute:

a.

all of (a) the Fund’s investment company taxable income, determined without reference to the dividends-paid deduction, (b) the excess of the Fund’s interest income excludable from gross income under Section 103 of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code, and (c) the Fund’s net capital gain (as defined in Section 852(b)(3)(A) of the Code), after reduction by any available capital loss carryforwards, in each case under clause (a) through (c) for both: (i) the taxable year of the Fund ending on the date of the liquidating distribution (or, if there is more than one liquidating distribution, the date of the final liquidating distribution), and (ii) any prior taxable year of the Fund in respect of which, at the time of declaration and payment of the dividend(s), the Fund is eligible to declare and pay a spillback dividend under Section 855(a) of the Code, and;

b.	such additional amount or amounts, if any, as are required to avoid the imposition of the excise tax described in Section 4982 of the Code.

Each such dividend shall be (i) declared by the Board of Directors on a date to be determined by the Board of Directors at any time on or after the Effective Date but in no event later than the date of the liquidating distribution (or, if there is more than one liquidating distribution, the date of the final liquidating distribution), (ii) payable as of a date to be determined by the Board of Directors or its designee(s) but in no event later than the date of the liquidating distribution (or, if there is more than one liquidating distribution, the date of the final liquidating distribution), and (iii) payable to the shareholders of record as of a date to be determined by the Board of Directors or its designee(s) but in no event later than the date of the liquidating distribution (or, if there is more than one liquidating distribution, the date of the final liquidating distribution). The total and per share amounts of such dividends shall be determined by the Board of Directors or its designee(s) and such determinations shall be binding and conclusive for all purposes.

9.    Expenses of the Liquidation and Dissolution. The Fund shall not bear any of the expenses incurred by it in carrying out this Plan, such expenses including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is affected. Such expenses shall be borne by the Fund’s investment adviser or its affiliates.

10.    Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors or a duly authorized committee thereof, the Fund’s officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the MGCL, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, NYSE rules or any other applicable laws or regulations.

11.    Amendment or Abandonment of Plan. The Board of Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Charter, the Bylaws of the Fund and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Fund’s stockholders, such variation or amendment will be submitted to the Fund’s stockholders for approval. In addition, the Board of Directors may abandon this Plan prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

12.    De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund’s assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission and take such other actions as may be necessary in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-CEN with the SEC.

13.    Dissolution under Maryland Law. As soon as practicable after the Effective Date, but in any event no earlier than 20 days after the mailing of notice to the Fund’s known creditors and remaining employees, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Charter, including filing Articles of Dissolution with and acceptance for record by the State Department of Assessments and Taxation of Maryland.

14.    Appraisal Rights. Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the liquidation and dissolution of the Fund pursuant to the Plan.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VIRTUAL MEETING

at the following Website

http://www.meetingcenter.io/260781141

on November 13, 2020 at 10:00 a.m.

Eastern Time

To Participate in the Virtual Meeting,

enter the 14-digit control number from the

shaded box on this card

The Password for this meeting is WASM2020

Please detach at perforation before mailing.

FORM OF PROXY	WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC.

PROXY FOR THE SPECIAL MEETING OF COMMON STOCKHOLDERS

TO BE HELD ON NOVEMBER 13, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned, hereby appoints Jane E. Trust, Thomas C. Mandia, Jeanne M. Kelly, George P. Hoyt, Tara Gormel, Angela N. Velez, Todd Lebo, and Marc De Oliveira and each of them, proxies with several powers of substitution, to attend the Special Meeting of Stockholders of Western Asset Variable Rate Strategic Fund Inc. (the “Fund”) scheduled to be held via live webcast at the following Website: http://www.meetingcenter.io/260781141 on November 13, 2020 at 10:00 a.m. (Eastern time), or at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such meeting. To participate in the Virtual Meeting enter the 14-digit control number from the shaded box on this card. The Password for this meeting is WASM2020.

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted “FOR” Proposal 1.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

CHANGE OF ADDRESS

GFY_

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Common Stockholders to Be Held on November 13, 2020.

The Proxy Statement and Proxy Card are available at:

https://www.proxy-direct.com/lmf-31627

Please detach at perforation before mailing.

If no specific instructions are provided, this proxy will be voted “FOR” the proposal and in the discretion of the proxies upon such other business as may properly come before the meeting.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:

Proposals             The Board of Directors unanimously recommends a vote “FOR” for the following proposal.

1.	To approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Any other business that may properly come before the Meeting.

Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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